Exhibit 21.1

SUBSIDIARIES

Set forth below is a list of subsidiaries of the Company at December 31, 2006. All listed subsidiaries are 100% owned, except as noted.

Name	Jurisdiction of Organization
International Textile Group, Inc. (f/k/a Safety Components International, Inc.)	Delaware
Valentec Wells, LLC	Delaware
Safety Components Fabric Technologies, Inc.	Delaware
International Textile Group Acquisition Group LLC	Delaware
Carlisle Finishing LLC	Delaware
Cone Jacquards LLC	Delaware
BWW CT, Inc.	Delaware
ITG (Barbados) SRL	Barbados
Cone Denim Jiaxing Limited	China (51% owned)
Jiaxing Burlington Textile Company Limited	China
ITG-Phong Phu Joint Venture Company	Vietnam (60% owned)
Burlington Industries LLC	Delaware
Burlington Industries IV, LLC	North Carolina
Burlington Industries V, LLC	North Carolina
Burlington International Services Company	Delaware
Apparel Fabrics Properties, Inc.	Delaware
BI Properties I, Inc.	Delaware
Burlington Apparel Services Company	Delaware
Apparel Services Europe, B.V.	Netherlands
BILLC Acquisition LLC	Delaware
Burlington Worldwide Inc.	Delaware
Burlington Worldwide Limited	Hong Kong
ITG International Trading (Shanghai) Company Limited	China
Cone Denim LLC	Delaware
Cone Administrative and Sales LLC	Delaware
Cone Denim White Oak LLC	Delaware
Cliffside Denim LLC	Delaware
WLR Cone Mills IP, Inc.	Delaware
Cone Acquisition LLC	Delaware
Summit Yarns, LLC	North Carolina (50% owned)
Iskone Denim Pazarlama, A.S	Turkey (51% owned)
Compania Industrial de Parras, S.A. de C.V.	Mexico
Cone International Holdings, Inc.	Delaware
Cone Denim De Nicaragua, S.A.	Nicaragua
Cone International Holdings II, Inc.	Delaware
Burlington Morelos, S.A. de C.V.	Mexico
Burlington (Nustart), S.A. de C.V.	Mexico
Burlington Yecapixtla, S.A. de C.V.	Mexico

Burlmex Denim Apparel Services, S.A. de C.V.	Mexico
Cone Denim Yecapixtla, S.A. de C.V. (f/k/a Burlmex Denim, S.A. de C.V.)	Mexico
Casa Burlmex, S.A. de C.V.	Mexico
Casimires Burlmex, S.A. de C.V.	Mexico
Servicios Burlmex, S.A. de C.V.	Mexico
Parras Cone de Mexico, S.A. de C.V.	Mexico
Administracion Parras Cone, S.A. de C.V.	Mexico
Manufacturas Parras Cone, S.A. de C.V.	Mexico
Summit Yarn Holding I, Inc.	Delaware (50% owned)
Summit Yarn Holding II, Inc.	Delaware (50% owned)
Grupo Burlpark, S.A. de C.V.	Mexico
Servicios Burlpark, S.A. de C.V	Mexico
Commercializadora Burlpark, S.A. de C.V.	Mexico
Hilos de Yecapixtla, S.A. de C.V.	Mexico
Immobiliaria Burlpark, S.A. de C.V.	Mexico
Automotive Safety Components International, Inc.	Delaware
ASCI Holdings Mexico (DE), Inc.	Delaware
Automotive Safety Components International S.A. de C.V.	Mexico
ASCI Holdings Czech (DE), Inc.	Delaware
Automotive Safety Components International sro	Czech Republic
ASCI Holdings Germany (DE), Inc.	Delaware
Automotive Safety Components International Verwaltungs GmbH	Germany
Automotive Safety Components International GmbH & Co. KG	Germany
Automotive Safety Components International GT (Proprietary) Limited	South Africa (75% owned)
ASCI Holdings UK (DE), Inc.	Delaware
Automotive Safety Components International, Ltd.	United Kingdom
Automotive Safety Components International RO S.R.L.	Romania
ASCI Holdings Asia Pacific (DE), LLC	Delaware
SCI-Huamao China Investment Limited	Hong Kong (65% owned)
Automotive Safety Components International (Changshu) Co., Ltd.	China (65% owned)